EXHIBIT A

to the

American Funds Portfolio Series

Amended and Restated Shareholder Services Agreement

Fund	Effective Date
American Funds Global Growth Portfolio	7/13/18
American Funds Growth Portfolio	7/13/18
American Funds Growth and Income Portfolio	7/13/18
American Funds Moderate Growth and Income Portfolio	7/13/18
American Funds Conservative Growth and Income Portfolio	7/13/18
American Funds Tax-Aware Conservative Growth and Income Portfolio[1]	7/13/18
American Funds Preservation Portfolio	7/13/18
American Funds Tax-Exempt Preservation Portfolio[1]	7/13/18

1 Fund offers only Class A, C, T, F-1, F-2 and F-3 shares

EXHIBIT A

to the

American Funds Portfolio Series

Amended and Restated Administrative Services Agreement

Fund	Effective Date	Termination Date
American Funds Global Growth Portfolio	5/1/19	4/30/20
American Funds Growth Portfolio	5/1/19	4/30/20
American Funds Growth and Income Portfolio	5/1/19	4/30/20
American Funds Moderate Growth and Income Portfolio	5/1/19	4/30/20
American Funds Conservative Growth and Income Portfolio	5/1/19	4/30/20
American Funds Tax-Aware Conservative Growth and Income Portfolio[1]	5/1/19	4/30/20
American Funds Preservation Portfolio	5/1/19	4/30/20
American Funds Tax-Exempt Preservation Portfolio[1]	5/1/19	4/30/20

1 Fund offers only Class A, C, T, F-1, F-2 and F-3 shares